Exhibit 14

JOINT FILING AGREEMENT

                                Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated:  January 12, 2006

PARDUS EUROPEAN SPECIAL OPPORTUNITIES MASTER FUND L.P.

By: Pardus Capital Management L.P., its Investment Manager

By: Pardus Capital Management LLC, its general partner

By: /s/ Karim Samii
Name: Karim Samii
Title: Sole Member

PARDUS CAPITAL MANAGEMENT L.P.

By: Pardus Capital Management LLC, its general partner

By: /s/ Karim Samii
Name: Karim Samii
Title: Sole Member

PARDUS CAPITAL MANAGEMENT LLC

By: /s/ Karim Samii
Name: Karim Samii
Title: Sole Member

/s/ Karim Samii
Karim Samii